EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT
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         We consent to the incorporation by reference in this Amendment No. 1 to
Registration Statement No. 333-43626 of SVI Holdings, Inc. on Form S-3 of our report dated July 13, 2000, appearing in the Annual Report on Form 10-K of SVI Holdings, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP



San Diego, California
September 25, 2000